Exhibit 99.1

News Release

Date: November 3, 2014

American Homes 4 Rent Reports Third Quarter 2014 Financial and Operating Results

AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH), a leading provider of high quality single-family rental homes today announced its financial and operating results for the quarter ended September 30, 2014.

Highlights

•     Core funds from operations (“Core FFO”) (as defined) for the third quarter of 2014 were $38.5 million or $0.15 per FFO share.

•     Net operating income from leased properties (“NOI”) for the quarter ended September 30, 2014, was $59.4 million, a 4.1% increase from $57.1 million for the quarter ended June 30, 2014.

•     Total portfolio increased by 3,704 homes to 30,877 as of September 30, 2014, from 27,173 as of June 30, 2014.  As of September 30, 2014, the Company had 26,161 leased properties, an increase of 2,797 leased properties from June 30, 2014.

•     Continued strong occupancy, with 94.1% of properties leased that have been previously leased or rent-ready for more than 90 days and total portfolio occupancy of 84.7%.

•     In July 2014, completed the acquisition of Beazer Pre-Owned Rental Homes, Inc. (“Beazer Rental Homes”), which added 1,372 homes located in markets in Arizona, California, Florida and Nevada to the Company’s portfolio.

•     Completed securitization transaction in September 2014, which raised gross proceeds of $487.7 million, with a duration-adjusted weighted-average coupon rate of 4.42% for a ten-year term.

“The single-family rental concept continues to be validated as we continue to acquire exceptional quality homes, see strong tenant demand for our homes and experience high tenant retention with rental rate increases in excess of 4% to new tenants on releasing” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer.

Third Quarter 2014 Financial Results

Total revenues increased 17.1% to $110.4 million for the third quarter of 2014 from $94.3 million for the second quarter of 2014. Revenue growth was driven by continued strong leasing activity, as our total leased portfolio grew by 2,797 homes during the third quarter of 2014.

NOI from leased properties increased 4.1% to $59.4 million for the third quarter of 2014, compared to $57.1 million for the second quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, partially offset by seasonally higher expenses.

Core FFO was $38.5 million, or $0.15 per FFO share, for the third quarter of 2014, compared to $35.3 million, or $0.15 per FFO share, for the second quarter of 2014.

The Company had a net loss of $12.8 million for the third quarter of 2014.

Year-to-Date 2014 Financial Results

Total revenues were $282.0 million for the nine-month period ended September 30, 2014. Revenue growth was driven by continued strong leasing activity, as our total leased portfolio grew by 8,833 homes during the nine months ended September 30, 2014.

NOI from leased properties totaled $164.3 million for the nine-month period ended September 30, 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

Core FFO was $101.8 million, or $0.42 per FFO share, for the nine-month period ended September 30, 2014.

Net loss totaled $23.1 million for the nine months ended September 30, 2014.

NOI, FFO and Core FFO are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.

Portfolio

As of September 30, 2014, the Company had 26,161 leased properties, an increase of 2,797 properties from June 30, 2014. At September 30, 2014, the leased percentage for properties that have been rent-ready for more than 90 days or initially leased after completing renovations was 94.1%, compared to 94.7% at June 30, 2014.

Investments

During the third quarter of 2014, the company’s total portfolio increased by 3,704 homes, including the acquisition of Beazer Rental Homes, increasing our total portfolio to 30,877 homes as of September 30, 2014, compared with 27,173 homes as of June 30, 2014.

Capital Activities and Recent Announcements

In July 2014, the Company completed a merger with Beazer Rental Homes, which resulted in the addition of 1,372 homes in markets in Arizona, California, Florida and Nevada to the Company’s portfolio.

In September 2014, the Company raised $487.7 million in gross proceeds through the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 4,487 homes transferred to an affiliate from the Company’s portfolio of single-family properties. The offering had a duration-adjusted weighted-average coupon rate of 4.42% for a ten-year term.

The Company is working on its next securitization loan transaction, which the Company expects to close in the fourth quarter.

Additional information

A copy of the Company’s Third Quarter 2014 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call

A conference call is scheduled on Monday, November 3, 2014, at 10:30 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2014, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through November 17, 2014, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay pin number 13592477#, or by using the link at www.americanhomes4rent.com, under “For Investors.”

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2014, we owned 30,877 single-family properties in selected submarkets in 22 states.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single family homes and to experience high tenant retention and rental rate increases. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company’s subsequent filings with the SEC.

Non-GAAP Financial Measures

This press release and the Third Quarter 2014 Supplemental Information Package include FFO, Core FFO and NOI, which are non-GAAP financial measures. We believe these are helpful to understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, FFO, Core FFO and NOI may not be comparable among REITs. In addition, FFO, Core FFO and NOI are not substitutes for net income / (loss) or cash flow from operations, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Supplemental Information Package.

American Homes 4 Rent

Consolidated Balance Sheets

(Amounts in thousands, except share information)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Single-family properties:
Land	$982,959	$728,362
Buildings and improvements	4,296,874	3,188,693
Single-family properties held for sale	5,574	6,569
	5,285,407	3,923,624
Less: accumulated depreciation	(167,664)	(62,202)
Single-family properties, net	5,117,743	3,861,422
Cash and cash equivalents	103,939	148,989
Restricted cash	59,212	26,430
Rent and other receivables, net	5,637	6,863
Escrow deposits, prepaid expenses and other assets	60,685	39,212
Deferred costs and other intangibles, net	42,807	20,573
Asset-backed securitization certificates	25,666	-
Goodwill	120,655	120,655
Total assets	$5,536,344	$4,224,144

Liabilities
Credit facility	$82,000	$375,000
Asset-backed securitizations	993,058	-
Accounts payable and accrued expenses	135,789	103,397
Amounts payable to affiliates	10,170	-
Contingently convertible Series E units liability	71,050	66,938
Preferred shares derivative liability	57,420	28,150
Total liabilities	1,349,487	573,485

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares, $0.01 par value per share, 450,000,000 shares authorized, 210,838,831 and 184,869,219 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	2,108	1,848
Class B common shares, $0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at September 30, 2014 and December 31, 2013	6	6
Preferred shares, $0.01 par value per share, 100,000,000 shares authorized, 17,060,000 and 9,060,000 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	171	91
Additional paid-in capital	3,614,428	2,996,478
Accumulated deficit	(140,277)	(63,479)
Accumulated other comprehensive loss	(196)	-
Total shareholders’ equity	3,476,240	2,934,944

Noncontrolling interest	710,617	715,715
Total equity	4,186,857	3,650,659

Total liabilities and equity	$5,536,344	$4,224,144

American Homes 4 Rent

Consolidated Statements of Operations

(Amounts in thousands, except share information)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Revenues:
Rents from single-family properties	$104,210	$47,364	$266,842	$70,879
Fees from single-family properties	1,529	1,476	4,776	2,230
Tenant charge-backs	4,282	323	9,310	370
Other	372	300	1,047	663
Total revenues	110,393	49,463	281,975	74,142

Expenses:
Property operating expenses
Leased single-family properties	50,583	17,579	116,639	26,941
Vacant single-family properties and other	3,885	7,873	19,279	13,993
General and administrative expense	5,291	2,742	16,068	5,178
Advisory fees	-	-	-	6,352
Interest expense	5,112	-	10,502	370
Noncash share-based compensation expense	751	153	1,895	606
Acquisition fees and costs expensed	14,550	496	15,921	3,985
Depreciation and amortization	44,855	24,043	118,311	37,827
Total expenses	125,027	52,886	298,615	95,252

Gain on remeasurement of equity method investment	-	-	-	10,945
Remeasurement of Series E units	3,588	(438)	(4,112)	(438)
Remeasurement of Preferred shares	(1,750)	-	(2,348)	-

Loss from continuing operations	(12,796)	(3,861)	(23,100)	(10,603)

Discontinued operations
Gain on disposition of single-family properties	-	-	-	904
Income from discontinued operations	-	-	-	104
Income from discontinued operations	-	-	-	1,008

Net loss	(12,796)	(3,861)	(23,100)	(9,595)

Noncontrolling interest	3,382	3,798	11,214	9,357
Dividends on preferred shares	5,569	-	13,359	-
Conversion of preferred units	-	-	-	10,456

Net loss attributable to common shareholders	$(21,747)	$(7,659)	$(47,673)	$(29,408)

Weighted-average shares outstanding–basic and diluted	202,547,677	162,725,150	191,251,638	102,729,661

Net loss per share–basic and diluted:
Loss from continuing operations	$(0.11)	$(0.05)	$(0.25)	$(0.30)
Income from discontinued operations	-	-	-	0.01
Net loss attributable to common shareholders
per share–basic and diluted	$(0.11)	$(0.05)	$(0.25)	$(0.29)

Non-GAAP Financial Measures

Funds from Operations and Core Funds from Operations

The following is a reconciliation of net loss attributable to common shareholders to FFO and Core FFO for the three months ended September 30, 2014 and June 30, 2014, and the nine months ended September 30, 2014 (amounts in thousands, except share and per share information):

	Three Months Ended		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2014
Net loss attributable to common shareholders	$(21,747)	$(12,250)	$(47,673)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,583	4,140	11,438
Depreciation and amortization of real estate assets	43,153	36,793	113,773
Funds from operations	$24,989	$28,683	$77,538
Adjustments:
Acquisition fees and costs expensed	14,550	919	15,921
Noncash share-based compensation expense	751	612	1,895
Remeasurement of Series E units	(3,588)	4,944	4,112
Remeasurement of Preferred shares	1,750	141	2,348
Core funds from operations	$38,452	$35,299	$101,814
Weighted-average number of FFO shares (1)	256,170,943	239,138,917	244,874,904
FFO per weighted-average FFO share	$0.10	$0.12	$0.32
Core FFO per weighted-average FFO share	$0.15	$0.15	$0.42

(1)               Includes quarterly weighted average common shares outstanding and assumes full conversion of all Operating Partnership units outstanding, including 13,787,292 Class A units, 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units.

FFO is a non-GAAP measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute Core FFO by adjusting FFO for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties with existing leases, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and Preferred shares derivative liability to fair value.

We present FFO and FFO per FFO share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company.  We believe that FFO is a helpful measure of a REIT’s performance since FFO excludes depreciation, which is included in computing net income and assumes that the value of real estate diminishes predictably over time.  We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Core FFO per FFO share are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends.  FFO and Core FFO also are not necessarily indicative of cash available to fund future cash needs.  Because other REITs may not compute FFO and Core FFO in the same manner, FFO and Core FFO may not be comparable among REITs.

Reconciliation of Net Operating Income to Net Loss

NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. NOI excludes income from discontinued operations, gain on remeasurement of equity method investment, remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, advisory fees, general and administrative expense, property operating expenses for vacant single-family properties and other and other revenues.

We consider NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. NOI should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	For the Three Months Ended		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2014
Net loss	$(12,796)	$(3,369)	$(23,100)
Remeasurement of Preferred Shares	1,750	141	2,348
Remeasurement of Series E units	(3,588)	4,944	4,112
Depreciation and amortization	44,855	38,325	118,311
Acquisition fees and costs expensed	14,550	919	15,921
Noncash share-based compensation expense	751	612	1,895
Interest expense	5,112	3,888	10,502
General and administrative expense	5,291	5,703	16,068
Property operating expenses for vacant single-family properties and other	3,885	6,351	19,279
Other revenues	(372)	(406)	(1,047)
Net operating income	$59,438	$57,108	$164,289

Contact:

American Homes 4 Rent

Investor Relations

Phone: (855) 794-2447

Email: investors@ah4r.com